UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2021

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5770 Armada Drive, Carlsbad, CA 92008
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SPNE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2021, our board of directors unanimously elected Shweta Singh Maniar, effective that day, as a Class II director and appointed her to the compensation committee of our board of directors.

Ms. Maniar was elected upon the recommendation of our nominating and corporate governance committee. Our board of directors determined that Ms. Maniar qualifies as an independent director under applicable SEC and Nasdaq rules. There was no arrangement or understanding between Ms. Maniar and any other person under which she was elected to our board of directors. As a Class II director, Ms. Maniar will next be up for election at our 2023 annual meeting of stockholders.

Ms. Maniar will be compensated in accordance with our standard compensation policies and practices for non-employee directors, the components of which were disclosed in our proxy statement for our 2020 annual meeting of stockholders dated April 20, 2020, and which consists of annual retainers and equity-based compensation. In accordance with our standard compensation policies and practices for non-employee directors, upon election to our board of directors, Ms. Maniar was granted a restricted stock award covering 5,583 shares of our common stock, which is equal to $100,000 divided by the per share fair market value of our common stock on the date of her election, and which will vest in full on the one-year anniversary of the grant date, subject to continued service through the vesting date and subject to earlier vesting upon death or disability. We also entered into our standard director and officer indemnification agreement with Ms. Maniar.

On March 31, 2021, Kimberly J. Commins-Tzoumakas tendered her resignation from our board of directors and each of its committees, effective that date. Ms. Commins-Tzoumakas was one of our independent directors and served on the compensation committee of our board of directors. Ms. Commins-Tzoumakas’ decision to resign was not a result of any disagreement with us on any matter relating to our operations, policies or practices. Ms. Maniar’s election to our board of directors fills the vacancy created by Ms. Commins-Tzoumakas’ resignation.

We issued a press release announcing the matters described above, a copy of which is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated April 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

Date:	April 1, 2021	By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Vice President, General Counsel